Exhibit 99.1
News Release

FOR IMMEDIATE RELEASE

Broadway Financial Corporation Announces Results of Operations for Second Quarter 2025

LOS ANGELES, CA – (PRNEWSWIRE) – July 31, 2025 – Broadway Financial Corporation (“Broadway”, “we”, or the “Company”) (NASDAQ: BYFC), parent company of City First Bank, National Association (the “Bank”, and collectively, with the Company, “City First Broadway”), reported consolidated net income before preferred dividends of $603 thousand, or $0.07 per diluted share, for the second quarter of 2025, compared to consolidated net income of $269 thousand, or $0.03 per diluted share, for the second quarter of 2024. Net loss attributable to common stockholders was $147 thousand during the second quarter of 2025 after deducting preferred dividends of $750 thousand, compared to net income attributable to common stockholders of $269 thousand for the second quarter of 2024.  Diluted loss per common share was ($0.02) for the second quarter of 2025, compared to $0.03 of income per diluted common share for the second quarter of 2024.  Diluted loss per common share for the second quarter of 2025 reflects preferred dividends of $0.09 per diluted common share.

For the first six months of 2025, the Company reported consolidated net loss before preferred dividends of $1.3 million, or ($0.15) per diluted share, compared to consolidated net income before preferred dividends of $105 thousand, or $0.01 per diluted share, for the first six months of 2024. Net loss attributable to common stockholders was $2.8 million during the first six months of 2025 after deducting preferred dividends of $1.5 million, compared to net income attributable to common stockholders of $105 thousand for the first six months of 2024.  Diluted loss per common share was ($0.32) for the first six months of 2025, compared to $0.01 per diluted common share for the first six months of 2024.  Diluted loss per common share for the first six months of 2025 reflects preferred dividends of $0.18 per diluted common share.

Second Quarter 2025 Highlights:

•
The net interest margin increased by 22 basis points to 2.63% for the second quarter of 2025, compared to 2.41% for the second quarter of 2024.  This increase was driven largely by growth in the yield on average loan balances and a reduction in the cost of interest-bearing liabilities

•	Total deposits increased by $53.5 million, or 7.2%, during the first six months of 2025 compared to December 31, 2024
•	Capital ratios remain strong with a Community Bank Leverage Ratio of 15.69% at June 30, 2025 compared to 13.96% at December 31, 2024
•	Credit quality remains strong with non-accrual loans to total loans at 0.42% and non-performing loans to total assets at 0.36%
•	Borrowings were $69.2 million at June 30, 2025 compared to $195.5 million at December 31, 2024, a reduction of $126.3 million, or 64.6%

Chief Executive Officer, Brian Argrett commented, “We had a favorable second quarter of 2025, and continue to build on this positive momentum.  Deposits grew by 2.9%, or $22.4 million, since March 31, 2025 and 7.18%, or $53.5 million, this year.  We reduced borrowings by $126.3 million to $69.2 million as of June 30, 2025 resulting in lower cost of funds.  The net interest margin was 2.63% for the three months ended June 30, 2025, which is an improvement of 22 basis points compared to the same three-month period of last year.”

“Our results for the second quarter of 2025 were positively impacted by a reduction in non-interest expense of 26.23%, or $2.7 million, since last quarter, mainly due to the operational loss associated with the $1.9 million fraudulent wire during the first quarter, which will result in a corresponding gain if recovered.  In addition, our second quarter financial results were positively impacted by a reduction in the provision for loan losses of $266 thousand, mainly due to a decrease in loans.”

“We remain focused on executing our strategic goals and mission objectives, building a stronger balance sheet and improving profitability in order to drive long-term performance that will help support growth in the low-to-moderate income communities within our markets.”

“As always, I thank our employees for their endless dedication and our stockholders, depositors, and board for their continued support of our strategy and mission.  Your support and efforts are essential in our ability to improve our efficiency and promote growth.”

Income Statement

•
Net Interest Income before provision for credit losses for the second quarter of 2025 totaled $7.8 million, representing a decrease of $163 thousand, or 2.1%, from net interest income before provision for credit losses of $7.9 million for the second quarter of 2024.  The decrease resulted from a $1.3 million decrease in interest income, primarily due to a decrease in interest on interest-bearing deposits, as a result of a decrease in the average balance of interest-bearing deposits, as well as a decline in interest income on available-for-sale securities due to a decrease in the average balance of available-for-sale securities.  These decreases were partially offset by a $1.1 million decrease in interest expense due to a decline in interest on borrowings as a result of a decrease in the average balance of borrowings. The Company reduced borrowings to improve the net interest margin and to support capacity for future loan growth.

The net interest margin increased to 2.63% for the second quarter of 2025 from 2.41% for the second quarter of 2024, due to an increase in the average rate earned on interest-earning assets, which increased to 4.83% for the second quarter of 2025 from 4.71% for the second quarter of 2024, and a decrease in the cost of funds, which decreased to 3.07% for the second quarter of 2025 from 3.19% for the second quarter of 2024.

Net Interest Income before provision for credit losses for the first six months of 2025 totaled $15.8 million, representing an increase of $358 thousand, or 2.3%, from net interest income before provision for credit losses of $15.4 million for the first six months of 2024.  The increase resulted from a $2.0 million decrease in interest expense due to a decline in interest on borrowings as a result of a decrease in the average balance of borrowings. The Company reduced borrowings to improve the net interest margin and to support capacity for future loan growth.  This increase was partially offset by a $1.7 million decrease in interest income, primarily due to a decrease in interest on interest-bearing deposits, as a result of a decrease in the average balance of interest-bearing deposits, as well as a decline in interest income on available-for-sale securities due to a decrease in the average balance of available-for-sale securities.

The net interest margin increased to 2.67% for the first six months of 2025 from 2.34% for the first six months of 2024, due to an increase in the average rate earned on interest-earnings assets, which increased to 4.83% for the first six months of 2025 from 4.59% for the first six months of 2024, and a decrease in the cost of funds, which decreased to 3.02% for the first six months of 2025 from 3.11% for the first six months of 2024.

•
Recapture of/Provision for Credit Losses resulted in a recapture of credit losses of $266 thousand for the three months ended June 30, 2025, compared to a provision for credit losses of $494 thousand for the three months ended June 30, 2024.  This recapture was mainly due to the decrease in loans.

The Provision for Credit Losses was $423 thousand for the six months ended June 30, 2025, compared to $754 thousand for the six months ended June 30, 2024.  There were no loan charge-offs recorded during the six months ended June 30, 2025 or 2024.

The allowance for credit losses (“ACL”) increased to $8.6 million as of June 30, 2025, compared to $8.1 million as of December 31, 2024.  The Bank had four non-accrual loans at June 30, 2025 with an unpaid principal balance of $4.0 million.  Credit quality remains strong with non-accrual loans as a percentage of total loans at 0.42% and non-performing assets to total assets of 0.36% despite the increase in non-accrual loans.

•
Non-interest Expense was $7.5 million for the second quarter of 2025, compared to $7.3 million for the second quarter of 2024, representing an increase of $242 thousand, or 3.3%. The increase was primarily due to increases of $224 thousand in professional services and $112 thousand in information services, partially offset by a $60 thousand decrease in supervisory costs and a $57 thousand decrease in compensation and benefits expense.

Non-interest Expense was $17.7 million for the first six months of 2025, compared to $15.1 million for the first six months of 2024, representing an increase of $2.6 million, or 17.4%.  The increase was primarily due to a $1.9 million loss incurred from wire fraud, which will result in a gain if recovered, as well as an $830 thousand increase in compensation and benefits expense. The increase in compensation and benefits expense was primarily attributable to the addition of full-time employees during 2024 in various production and administrative positions as part of the Bank’s efforts to expand its operational capabilities to grow its balance sheet.  These increases were partially offset by a $485 thousand decrease in professional services expense.

•
Income Tax Expense was $257 thousand for the second quarter of 2025 compared to $146 thousand for the second quarter of 2024.  The increase in tax expense reflected an increase of $437 thousand in pre-tax income between the two periods.  The effective tax rate was 30.09% for the second quarter of 2025, compared to 35.01% for the second quarter of 2024.

The Company recorded an income tax benefit of $435 thousand for the first six months of 2025 and income tax expense of $89 thousand for the first six months of 2024.  The decrease in tax expense reflected a decrease of $1.9 million in pre-tax income between the two periods.  The effective tax rate was 25.60% for the first six months of 2025, compared to 50.28% for the first six months of 2024.

Balance Sheet

•
Total Assets decreased by $76.3 million at June 30, 2025, compared to December 31, 2024, reflecting decreases in cash and cash equivalents of $31.9 million, securities available-for-sale of $25.9 million, net loans of $11.6 million and FHLB stock of $5.9 million.  The reduction in securities available-for-sale was mainly due to maturities and paydowns, and the cash from the securities in addition to the cash on hand was used to reduce borrowings, leading to the decrease in stock held with FHLB.

•
Loans Held for Investment, Net of the ACL, decreased by $11.6 million to $957.3 million at June 30, 2025, compared to $968.9 million at December 31, 2024.  The decrease was primarily due to loan payoffs and repayments.

•
Deposits increased by $53.5 million, or 7.2%, to $798.9 million at June 30, 2025, from $745.4 million at December 31, 2024.  The increase in deposits was attributable to an increase of $67.7 million in certificates of deposit accounts, partially offset by decreases of $4.5 million in savings deposits, $3.5 million in Certificate of Deposit Registry Service (“CDARS”) deposits (CDARS deposits are similar to ICS deposits, but involve certificates of deposit, instead of money market accounts), $3.3 million in liquid deposits (demand, interest checking, and money market accounts), and $2.9 million in Insured Cash Sweep (“ICS”) deposits (ICS deposits are the Bank’s money market deposit accounts in excess of FDIC insured limits whereby the Bank makes reciprocal arrangements for insurance with other banks).  As of June 30, 2025, our uninsured deposits, including deposits from City First Bank and other affiliates, represented 35% of our total deposits, compared to 32% as of December 31, 2024.  We leverage our long-standing partnership with IntraFi Deposit Solutions to offer deposit insurance for accounts exceeding the FDIC deposit insurance limit of $250,000.

•
Total Borrowings decreased by $129.1 million to $133.0 million at June 30, 2025, from $262.1 million at December 31, 2024, primarily due to a $135.3 million decrease in FHLB advances, partially offset by a $9.2 million increase in secured borrowings related to participation loans.

Asset Quality

•	Allowance for Credit Losses was 0.89% of total loans held for investment at June 30, 2025, compared to 0.83% at December 31, 2024.

•	Nonperforming Assets were $4.4 million at June 30, 2025, compared to $264 thousand at December 31, 2024.

Capital

•	Stockholders’ equity was $285.5 million, or 23.3% of the Company’s total assets, at June 30, 2025, compared to $285.2 million, or 21.9% of the Company’s total assets, at December 31, 2024.

•
Book Value per Share was $14.74 at June 30, 2025, compared to $14.82 at December 31, 2024. Capital ratios remain strong with a Community Bank Leverage Ratio of 15.69% at June 30, 2025 compared to 13.96% at December 31,2024.

About Broadway Financial Corporation

Broadway Financial Corporation operates through its wholly-owned banking subsidiary, City First Bank, National Association, which is a leading mission-driven bank that serves low-to-moderate income communities within urban areas in Southern California and the Washington, D.C. market.

City First Bank offers a variety of commercial real estate loan products, services, and depository accounts that support investments in affordable housing, small businesses, and nonprofit community facilities located within low-to-moderate income neighborhoods.  City First Bank is a Community Development Financial Institution, Minority Depository Institution, Certified B Corp, and a member of the Global Alliance of Banking on Values.  The Bank and the City First network of nonprofits, City First Enterprises, Homes By CFE, and City First Foundation, represent the City First branded family of community development financial institutions, which offer a robust lending and deposit platform.

Contacts

Investor Relations
Zack Ibrahim, Chief Financial Officer, (202) 243-7100
Investor.relations@cityfirstbroadway.com

Cautionary Statement Regarding Forward-Looking Information

This press release includes “forward-looking statements” within the meaning of the safe harbor provisions of the United States Private Securities Litigation Reform Act of 1995.  All statements other than statements of historical facts contained in this press release, including statements regarding our future results of operations or financial condition, business strategy and plans and objectives of management for future operations and capital allocation and structure, are forward-looking statements.  Forward‑looking statements typically include the words “expect,” “estimate,” “project,” “budget,” “forecast,” “anticipate,” “intend,” “plan,” “may,” “will,” “could,” “should,” “believes,” “predicts,” “potential,” “continue,” “poised,” “optimistic,” “prospects,” “ability,” “looking,” “forward,” “invest,” “grow,” “improve,” “deliver” and similar expressions, but the absence of such words or expressions does not mean a statement is not forward-looking.  These forward‑looking statements are subject to risks and uncertainties, including those identified below, which could cause actual future results to differ materially from historical results or from those anticipated or implied by such statements.  The following factors, among others, could cause future results to differ materially from historical results or from those indicated by forward‑looking statements included in this press release: (1) the level of demand for mortgage and commercial loans, which is affected by such external factors as general economic conditions, market interest rate levels, tax laws, and the demographics of our lending markets; (2) the direction and magnitude of changes in interest rates and the relationship between market interest rates and the yield on our interest‑earning assets and the cost of our interest‑bearing liabilities; (3) the rate and amount of loan losses incurred and projected to be incurred by us, increases in the amounts of our nonperforming assets, the level of our loss reserves and management’s judgments regarding the collectability of loans; (4) changes in the regulation of lending and deposit operations or other regulatory actions, whether industry-wide or focused on our operations, including increases in capital requirements or directives to increase allowances for loan losses or make other changes in our business operations; (5) legislative or regulatory changes, including those that may be implemented by the current administration in Washington, D.C. and the Federal Reserve Board; (6) possible adverse rulings, judgments, settlements and other outcomes of litigation; (7) actions undertaken by both current and potential new competitors; (8) the possibility of adverse trends in property values or economic trends in the residential and commercial real estate markets in which we compete; (9) the effect of changes in general economic conditions; (10) the effect of geopolitical uncertainties; (11) the impact of health crises on our future financial condition and operations; (12) the impact of any volatility in the banking sector due to the failure of certain banks due to high levels of exposure to liquidity risk, interest rate risk, uninsured deposits and cryptocurrency risk; and (13) other risks and uncertainties.  All such factors are difficult to predict and are beyond our control.  Additional factors that could cause results to differ materially from those described above can be found in our annual reports on Form 10-K, quarterly reports on Form 10-Q, current reports on Form 8-K or other filings made with the SEC and are available on our website at http://www.cityfirstbank.com and on the SEC’s website at http://www.sec.gov.

Forward-looking statements in this press release speak only as of the date they are made, and we undertake no obligation, and do not intend, to update these forward-looking statements to reflect events or circumstances occurring after the date of this press release, except to the extent required by law.  You are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date of this press release.

The following table sets forth the consolidated statements of financial condition as of June 30, 2025 and December 31, 2024.

BROADWAY FINANCIAL CORPORATION

Consolidated Statements of Financial Condition

(In thousands, except share and per share amounts)

	June 30, 2025	December 31, 2024
	(Unaudited)
Assets:
Cash and due from banks	$1,955	$2,255
Interest-bearing deposits in other banks	27,559	59,110
Cash and cash equivalents	29,514	61,365
Securities available-for-sale, at fair value (amortized cost of $190,030 and $219,658)	177,977	203,862
Loans receivable held for investment, net of allowance of $8,582 and $8,103	957,293	968,861
Accrued interest receivable	5,109	5,001
Federal Home Loan Bank (FHLB) stock	3,761	9,637
Federal Reserve Bank (FRB) stock	3,543	3,543
Office properties and equipment, net	8,721	8,899
Bank owned life insurance	3,343	3,321
Deferred tax assets, net	8,268	8,803
Core deposit intangible, net	1,618	1,775
Goodwill	25,858	25,858
Other assets	2,387	2,786
Total assets	$1,227,392	$1,303,711
Liabilities and stockholders’ equity
Liabilities:
Deposits	$798,922	$745,399
Securities sold under agreements to repurchase	63,786	66,610
Borrowings	69,217	195,532
Accrued expenses and other liabilities	9,712	10,794
Total liabilities	941,637	1,018,335
Stockholders’ equity:
Non-Cumulative Redeemable Perpetual Preferred stock, Series C; authorized 150,000 shares at June 30, 2025 and December 31, 2024; issued and outstanding 150,000 shares at June 30, 2025 and December 31, 2024; liquidation value $1,000 per share	150,000	150,000
Common stock, Class A, $0.01 par value, voting; authorized 75,000,000 shares at June 30, 2025 and December 31, 2024; issued 6,425,001 shares at June 30, 2025 and 6,349,455 shares at December 31, 2024; outstanding 6,097,773 shares at June 30, 2025 and 6,022,227 shares at December 31, 2024	64	63
Common stock, Class B, $0.01 par value, non-voting; authorized 15,000,000 shares at June 30, 2025 and December 31, 2024; issued and outstanding 1,425,574 shares at June 30, 2025 and December 31, 2024	14	14
Common stock, Class C, $0.01 par value, non-voting; authorized 25,000,000 shares at June 30, 2025 and December 31, 2024; issued and outstanding 1,672,562 at June 30, 2025 and December 31, 2024	17	17
Additional paid-in capital	143,266	142,902
Retained earnings	10,156	12,911
Unearned Employee Stock Ownership Plan (ESOP) shares	(4,089)	(4,201)
Accumulated other comprehensive loss, net of tax	(8,557)	(11,223)
Treasury stock-at cost, 327,228 shares at June 30, 2025 and at December 31, 2024	(5,326)	(5,326)
Total Broadway Financial Corporation and Subsidiary stockholders’ equity	285,545	285,157
Non-controlling interest	210	219
Total liabilities and stockholders’ equity	$1,227,392	$1,303,711

The following table sets forth the consolidated statements of operations for the three and six months ended June 30, 2025 and 2024.

BROADWAY FINANCIAL CORPORATION
Consolidated Statements of Operations
(In thousands, except share and per share amounts)

	Three Months Ended		Six Months Ended
	June 30,		June 30,
	2025	2024	2025	2024

Interest income:
Interest and fees on loans receivable	$12,658	$12,179	$25,348	$23,308
Interest on available-for-sale securities	1,171	1,876	2,379	3,951
Other interest income	401	1,433	877	3,022
Total interest income	14,230	15,488	28,604	30,281

Interest expense:
Interest on deposits	4,879	3,086	9,078	5,885
Interest on borrowings	1,596	4,484	3,726	8,954
Total interest expense	6,475	7,570	12,804	14,839

Net interest income	7,755	7,918	15,800	15,442
(Recapture of) provision for credit losses	(266)	494	423	754
Net interest income after (recapture of) provision for credit losses	8,021	7,424	15,377	14,688

Non-interest income:
Service charges	41	38	84	78
Grants	105	-	131	-
Other	209	235	428	501
Total non-interest income	355	273	643	579

Non-interest expense:
Compensation and benefits	4,412	4,469	9,696	8,866
Occupancy expense	485	432	1,025	867
Information services	775	663	1,480	1,370
Professional services	787	563	1,488	1,973
Advertising and promotional expense	61	63	107	91
Supervisory costs	156	216	349	393
Corporate insurance	66	64	133	125
Amortization of core deposit intangible	79	84	157	168
Operational loss	-	-	1,943	-
Other expense	701	726	1,341	1,237
Total non-interest expense	7,522	7,280	17,719	15,090

Income (loss) before income taxes	854	417	(1,699)	177
Income tax expense (benefit)	257	146	(435)	89
Net income (loss)	$597	$271	$(1,264)	$88
Less: Net (loss) income attributable to non-controlling interest	(6)	2	(9)	(17)
Net income (loss) attributable to Broadway Financial Corporation	$603	$269	$(1,255)	$105
Less: Preferred stock dividends	750	-	1,500	-

Net (loss) income attributable to common stockholders	$(147)	$269	$(2,755)	$105

(Loss) earnings per common share-basic	$(0.02)	$0.03	$(0.32)	$0.01
(Loss) earnings per common share-diluted	$(0.02)	$0.03	$(0.32)	$0.01

The following tables set forth the average balances, average yields and costs for the periods indicated.  All average balances are daily average balances.  The yields set forth below include the effect of deferred loan fees, and discounts and premiums that are amortized or accreted to interest income or expense.

	For the Three Months Ended
	June 30, 2025			June 30, 2024

	(Dollars in thousands) (Unaudited)

	Average Balance	Interest	Average Yield	Average Balance	Interest	Average Yield
Assets
Interest-earning assets:
Interest-earning deposits	$24,132	$266	4.42%	$88,294	$1,189	5.42%
Securities	182,351	1,171	2.58%	276,457	1,876	2.73%
Loans receivable (1)	968,028	12,658	5.24%	943,072	12,179	5.19%
FRB and FHLB stock (2)	7,473	135	7.25%	13,835	244	7.09%
Total interest-earning assets	1,181,984	$14,230	4.83%	1,321,658	$15,488	4.71%
Non-interest-earning assets	49,786			53,207
Total assets	$1,231,770			$1,375,165

Liabilities and Stockholders’ Equity
Interest-bearing liabilities:
Money market deposits	$133,930	$336	1.01%	$274,915	$1,623	2.37%
Savings deposits	46,762	61	0.52%	57,684	102	0.71%
Interest checking and other demand deposits	251,146	1,975	3.15%	73,853	166	0.90%
Certificate accounts	270,424	2,507	3.72%	163,237	1,195	2.94%
Total deposits	702,262	4,879	2.79%	569,689	3,086	2.18%
Borrowings	72,962	710	3.90%	209,261	2,593	4.98%
Bank Term Funding Program borrowing	-	-	-%	100,000	1,210	4.87%
Other borrowings	69,722	886	5.10%	74,523	681	3.68%
Total borrowings	142,684	1,596	4.49%	383,784	4,484	4.70%
Total interest-bearing liabilities	844,946	$6,475	3.07%	953,473	$7,570	3.19%
Non-interest-bearing liabilities	101,670			139,900
Stockholders’ equity	285,154			281,792
Total liabilities and stockholders’ equity	$1,231,770			$1,375,165

Net interest rate spread (3)		$7,755	1.76%		$7,918	1.52%
Net interest rate margin (4)			2.63%			2.41%
Ratio of interest-earning assets to interest-bearing liabilities			139.89%			138.62%

(1)	Amount includes non-accrual loans.
(2)	FHLB is Federal Home Loan Bank.
(3)	Net interest rate spread represents the difference between the yield on average interest-earning assets and the cost of average interest-bearing liabilities.
(4)	Net interest rate margin represents net interest income as a percentage of average interest-earning assets.

	For the Six Months Ended
	June 30, 2025			June 30, 2024
	(Dollars in thousands) (Unaudited)
	Average Balance	Interest	Average Yield	Average Balance	Interest	Average Yield
Assets
Interest-earning assets:
Interest-earning deposits	$26,532	$578	4.39%	$97,640	$2,533	5.22%
Securities	189,368	2,379	2.53%	290,721	3,951	2.73%
Loans receivable (1)	970,241	25,348	5.27%	925,443	23,308	5.06%
FRB and FHLB stock (2)	9,320	299	6.47%	13,777	489	7.14%
Total interest-earning assets	1,195,461	$28,604	4.83%	1,327,581	$30,281	4.59%
Non-interest-earning assets	50,061			51,988
Total assets	$1,245,512			$1,379,569

Liabilities and Stockholders’ Equity
Interest-bearing liabilities:
Money market deposits	$126,557	$593	0.94%	$272,290	$3,065	2.26%
Savings deposits	47,732	129	0.54%	58,377	204	0.70%
Interest checking and other demand deposits	253,384	3,886	3.09%	78,772	311	0.79%
Certificate accounts	247,498	4,470	3.64%	164,319	2,305	2.82%
Total deposits	675,171	9,078	2.71%	573,758	5,885	2.06%
FHLB advances	106,106	2,239	4.26%	209,280	5,191	4.99%
Bank Term Funding Program borrowing	-	-	-%	100,000	2,413	4.85%
Other borrowings	73,237	1,487	4.09%	76,688	1,350	3.45%
Total borrowings	179,343	3,726	4.19%	385,968	8,954	4.67%
Total interest-bearing liabilities	854,514	$12,804	3.02%	959,726	$14,839	3.11%
Non-interest-bearing liabilities	105,111			138,012
Stockholders’ equity	285,887			281,831
Total liabilities and stockholders’ equity	$1,245,512			$1,379,569

Net interest rate spread (3)		$15,800	1.80%		$15,442	1.48%
Net interest rate margin (4)			2.67%			2.34%
Ratio of interest-earning assets to interest-bearing liabilities			139.90%			138.33%

(1)	Amount includes non-accrual loans.
(2)	FHLB is Federal Home Loan Bank.
(3)	Net interest rate spread represents the difference between the yield on average interest-earning assets and the cost of average interest-bearing liabilities.
(4)	Net interest rate margin represents net interest income as a percentage of average interest-earning assets.

BROADWAY FINANCIAL CORPORATION AND SUBSIDIARY

Selected Financial Data and Ratios (Unaudited)

(Dollars in thousands, except per share data)

	Three Months Ended					Six Months Ended
	June 30, 2025	March 31, 2025	December 31, 2024	September 30, 2024	June 30, 2024	June 30, 2025	June 30, 2024

Balance Sheets:
Total gross loans	965,875	980,005	976,964	975,315	946,840	965,785	946,840
Allowance for credit losses	8,582	8,774	8,103	8,527	8,104	8,582	8,104
Investment securities	177,977	185,938	203,862	238,489	261,454	177,977	261,454
Total assets	1,227,392	1,238,019	1,303,711	1,373,055	1,367,290	1,227,392	1,367,290
Total deposits	798,922	776,543	745,399	672,248	687,369	798,922	687,369
Total shareholders' equity	285,545	284,581	285,157	286,392	282,293	285,545	282,293

Profitability:
Interest income	14,230	14,374	15,762	16,166	15,488	28,604	30,281
Interest expense	6,475	6,329	7,765	7,836	7,570	12,804	14,839
Net interest income	7,755	8,045	7,997	8,330	7,918	15,800	15,442
(Recovery of) provision for credit losses	(266)	689	(489)	399	494	423	754
Non-interest income	355	288	560	416	273	643	579
Non-interest expenses	7,522	10,197	7,210	7,594	7,280	17,719	15,090
Income (loss) before income taxes	854	(2,553)	1,836	753	417	(1,699)	177
Income tax expense (benefit)	257	(692)	516	209	146	(435)	89
Net income (loss)	597	(1,861)	1,320	544	271	(1,264)	88
Less: Net (loss) income attributable to non-controlling interest	(6)	(3)	20	22	2	(9)	(17)
Net income (loss) attributable to Broadway Financial Corporation	603	(1,858)	1,300	522	269	(1,255)	105
Less: Preferred stock dividends	750	750	750	750	-	1,500	-
Net (loss) income attributable to common stockholders	(147)	(2,608)	550	(228)	269	(2,755)	105

Financial Performance:
Return on average assets (annualized)	(0.05%)	(0.84%)	0.16%	(0.07%)	0.08%	(0.45%)	0.02%
Return on average equity (annualized)	(0.21%)	(3.69%)	0.77%	(0.32%)	0.38%	(1.94%)	0.08%
Net interest margin	2.63%	2.70%	2.42%	2.49%	2.41%	2.67%	2.34%
Efficiency ratio	92.75%	122.37%	84.26%	86.83%	88.88%	107.76%	94.19%

Per Share Data:
Book value per share	14.74	14.58	14.82	14.97	14.49	14.74	14.49
Weighted average common shares (basic)	8,622,891	8,547,460	8,459,460	8,520,730	8,394,367	8,557,745	8,308,359
Weighted average common shares (diluted)	8,622,891	8,547,460	8,638,660	8,684,296	8,596,985	8,557,745	8,513,262
Common shares outstanding at end of period	9,195,909	9,231,180	9,120,363	9,112,777	9,131,979	9,195,909	9,131,979

Financial Measures:
Loans to assets	78.69%	79.16%	74.94%	71.03%	69.25%	78.69%	69.25%
Loans to deposits	120.90%	126.20%	131.07%	145.08%	137.75%	120.90%	137.75%
Allowance for credit losses to total loans	0.89%	0.90%	0.83%	0.87%	0.86%	0.89%	0.86%
Allowance for credit losses to total nonperforming loans	192.98%	1020.23%	3069.32%	2930.24%	2470.73%	192.98%	2470.73%
Non-accrual loans to total loans	0.42%	0.09%	0.03%	0.03%	0.03%	0.42%	0.03%
Nonperforming loans to total assets	0.36%	0.07%	0.02%	0.02%	0.02%	0.36%	0.02%
Net charge-offs (recoveries) (annualized) to average total loans	-	-	-	-	-	-	-

Average Balance Sheets:
Total loans	968,028	972,479	976,873	963,849	943,072	970,241	925,443
Investment securities	182,351	196,463	222,879	248,833	276,457	189,368	290,721
Total assets	1,231,770	1,259,448	1,363,572	1,382,066	1,375,165	1,245,512	1,379,569
Total interest-bearing deposits	702,262	647,777	622,217	570,512	569,689	675,171	573,758
Total shareholders' equity	285,154	286,629	285,775	284,343	281,792	285,887	281,831